Exhibit 10.10

LOCUS DEVELOPMENT, INC.

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”) is entered into as of September 2, 2010, by and between Locus Development, Inc., a Delaware corporation (the “Company”), and Sean E. George (“Executive”)

WHEREAS, the Company and Executive have previously entered into an Executive Employment Agreement, dated as of July 30, 2010 (the “Agreement”); and

WHEREAS, as a condition of the closing of the sale of the Company’s Series A Preferred Stock, the Company and Executive have agreed to amend the Agreement in accordance Section 17 thereof.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                      Severance.

(a)                                 Termination for other than Cause, Death or Disability Apart from a Change of Control. Section 7(a)(i) is hereby deleted and replaced in its entirety with the following language.

“(i) cash payment equal to twelve (12) months of Executive’s then-existing Base Salary, payable in equal monthly installments,”

(b)                                 Termination for other than Cause, Death or Disability or Resignation by Executive for Good Reason upon or within Twelve Months Following a Change of Control. Section 7(b)(ii)(A) is hereby deleted and replaced in its entirety with the following language.

“(A) cash payment equal to twelve (12) months of Executive’s then-existing Base Salary, payable in equal monthly installments,”

2.                                      Conditions to Receipt of Severance; No Duty to Mitigate. Section 8(d) is hereby deleted and replaced in its entirety with the following language.

“(d)                           No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement; provided however, that, any earnings that Executive may receive from any other source shall reduce any such payment on a dollar for dollar basis.”

3.                                      Definitions.

(a)                                 Section 9(a) is hereby deleted and replaced in its entirety with the following language.

“(a)                           Cause. For purposes of this Agreement, “Cause” is defined as (i) an act of dishonesty made by Executive in connection with Executive’s responsibilities as an employee, (ii) the commission by the Executive of any felony or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or any conduct by the Executive that would reasonably be expected to result in material injury or reputational harm to the Company or any of its subsidiaries and affiliates if he were retained in his position, (iii) Executive’s gross misconduct, (iv) Executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company; (v) Executive’s breach of any obligations under any written agreement or covenant with the Company; (vi) continued non-performance by the Executive of his duties hereunder which has continued for more than 30 days following written notice of such non-performance from the Board, or (vii) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.”

(b)                                 Section 9(e) is hereby deleted and replaced in its entirety with the following language.

“(e)                            Disability. For purposes of this Agreement, “Disability” means, in the good faith judgment of the Board, Executive being unable to substantially perform Executive’s duties under this Agreement for not less than 120 work days, whether or not consecutive, within a twelve (12) consecutive month period as a result of Executive’s incapacity due to any medically determinable physical or mental impairment.”

4.                                      Limited Effect. Except as expressly amended and modified by this Amendment, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with their terms.

5.                                      Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

6.                                      Acknowledgment. Executive acknowledges that she has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Amendment, and is knowingly and voluntarily entering into this Amendment.

7.                                      Counterparts. This Amendment may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

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IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by their duly authorized officers, as of the day and year first above written.

LOCUS DEVELOPMENT, INC.:

By:	Sean E. George

Title:	President

EXECUTIVE:

/s/ Sean E. George

Sean E. George

SIGNATURE PAGE TO AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT